EXHIBIT 99.1

Specialty Pharmaceuticals for Psychiatry & Neurology NASDAQ: SOMX

Forward Looking Statements This presentation contains forward-looking statements about our business, including results of our clinical trials, potential indications for our product candidates, development timelines, future financial results and events that have not yet occurred. Pharmaceutical development inherently involves significant risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in our Annual Report on Form 10-K and our other filings made with the SEC from time to time. Our actual results may differ materially from our expectations due to these risks and uncertainties, including our near-term dependence on the success of our lead product candidate, SILENORTM, and factors relating to regulatory approval, research and development, intellectual property protection, competition, industry environment, ability to raise sufficient capital and other matters. Somaxon undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Highlights Specialty pharmaceuticals focused on psychiatric and neurologic disorders Three in-licensed product candidates with extensive human experience & established safety records Highly differentiated product profiles addressing large markets Positive Phase 3 data for unique, non-scheduled drug for insomnia 1st in class drug for impulse control disorders in Phase 2 Company owns all product rights Near term milestones including additional Phase 3 results

Pipeline SILENOR(tm) - Insomnia Nalmefene - Impulse Control Disorders Acamprosate Movement Disorders Pre- Clinical Phase 1 Phase 2 Phase 3 Nalmefene - Smoking Cessation

Insomnia Market Growth 2001 2002 2003 2004 2005 East 1.3 1.8 2.2 2.7 3.3 Total Dollars Billions $1.3 $1.8 $2.2 $2.7 $3.3

SILENOR(tm)(doxepin HCl) for Insomnia Tricyclic compound approved >35 years as an antidepressant Long term safety record with chronic usage At high doses, a range of pharmacologic activities Potent H1 antagonism believed to cause sedation No GABA effects

"Doxepin HCl is virtually devoid of euphoria as a side effect. Characteristic of this type of compound, doxepin HCl has not been demonstrated to produce the physical tolerance or psychological dependence associated with addictive compounds." SILENOR(tm) vs GABA acting drugs "LUNESTA is a Schedule IV controlled substance. . ." "In a study of abuse liability conducted in individuals with known histories of benzodiazepine abuse, eszopiclone at doses of 6 and 12 mg produced euphoric effects similar to those of diazepam 20 mg. In this study, at doses 2-fold or greater than the maximum recommended doses, a dose related increase in reports of amnesia and hallucinations was observed for both LUNESTA and diazepam."

Daily Dosage (mg) 10 25 50 75 300 Depression Available strengths too sedating & anticholinergic Two issued US patents claiming treatment of insomnia at low dose Generics cannot offer dosages below 10mg nor insomnia claims Market prefers not to alter dosage forms, especially across indications 1 6 Insomnia SILENOR(tm) Well tolerated 3

Phase 3 Adult Study Design Randomized, placebo controlled, double blind, parallel group, multicenter, sleep laboratory (PSG) and outpatient study 229 adults with chronic primary sleep maintenance insomnia based on history & PSG screening Placebo, 3mg and 6mg dosages Efficacy endpoints Primary: PSG-measured Wake After Sleep Onset (WASO) Secondary: PSG measured Sleep Efficiency, Wake Time During Sleep, Latency to Persistent Sleep, Total Sleep Time, Wake Tine After Sleep; subjectively assessed sTST, LSO, SWASO, Sleep Quality Standard assessments for safety and next day residual effects

Phase 3 Adult Trial, Primary Endpoint Wake After Sleep Onset (WASO) (ITT) PBO DXP 3 mg DXP 6 mg ITT 66.7 41.4 36.3 Minutes (mean) p<0.0001 p<0.0001

PBO DXP 3mg DXP 6mg Baseline 65.6 67.8 65 N1 66.7 41.4 36.3 N15 60.7 44.8 41.9 N29 61.8 47.3 41.2 Minutes Nights Phase 3 Adult Trial Wake After Sleep Onset (WASO) Baseline to Night 29 (ITT) p<0.0001 p<0.0001 P=0.0053 P=0.0023 P=0.0299 P=0.0012

Phase 3 Adult Trial Total Sleep Time (TST) (ITT) PBO DXP 3 mg DXP 6 mg ITT 373.8 415.3 420.5 Minutes (mean) p<0.0001 p<0.0001

Phase 3 Adult Trial Latency to Persistent Sleep (LPS) (ITT) PBO DXP 3 mg DXP 6 mg ITT 45 26.7 27.1 Minutes (mean) P=0.011 P=0.0018 45

Phase 3 Adult Trial Efficacy Summary Primary endpoint (WASO) significant at all time points for all doses Significant effects on sleep maintenance for 3 mg and 6 mg (WASO, WTDS, WTAS, TST, SE) WASO, WTDS, TST, SE sustained for up to 4 weeks LPS significant first night on drug; placebo response observed at subsequent visits

Phase 3 Adult Trial Safety & tolerability summary No Tolerance - improvement from baseline sustained at all time points Sleep Stages preserved No significant effects on Next Day Residual Sedation No Rebound Insomnia No Withdrawal Effects Well Tolerated - low discontinuation rate AE Profile similar to placebo Low overall incidence of AEs No amnesia/memory impairment No anticholinergic effects

Positioning Targeted by Phase III Amnesia Euphoria Hormone Changes Metallic Taste Attributes Sonata Ambien Ambien CR Lunesta Indiplon Rozerem SILENORTM Onset Maintenance Last 3rd of Night Long Term Studies Not Scheduled Not GABA

Clinical Development Plan Ph 3 Transient 2005 2006 2007 Ph 3 Adult PSG Ph 1 PK Studies Ph 3 Elderly PSG Ph 3 Elderly Outpatient NDA Filing

Experienced Management Kenneth Cohen Kenneth Cohen President & CEO Philip Jochelson, MD Philip Jochelson, MD SVP & CMO Meg McGilley Meg McGilley VP & CFO Jeff Raser Jeff Raser SVP Sales & Marketing Susan Dube Susan Dube SVP Corporate Development Eli Lilly, Argus, Canji Boehringer Ingelheim, Alliance, Neurocrine E&Y, IVAC, Instromedix Lederle, Roche, CancerVax BWH, Adeza, WFHC

Financial Highlights NASDAQ: SOMX Cash, cash equivalents & short term investments, 12/31/05 Cash burn, LTM 12/31/05 Shares outstanding, 12/31/05 Fully diluted shares, 12/31/05 $104 mm $23.7 mm 18.0 mm 19.4 mm

Key milestones SILENOR(tm) Phase 3 adult results - Q2 '06 ^ Phase 3 elderly results - late '06 Phase 3 transient results - late '06 Phase 3 elderly outpatient results - late '06 NDA - Q1 '07 Strategic partnership Nalmefene Pilot smoking cessation results - mid '06 Phase 2/3 PG results - early '07

Highlights Specialty pharmaceuticals focused on psychiatric and neurological disorders Three in-licensed product candidates with extensive human experience & established safety records Highly differentiated product profiles addressing large markets Positive Phase 3 data for unique, non-scheduled drug for insomnia 1st in class drug for impulse control disorders in Phase 2 Company owns all product rights Near term milestones including additional Phase 3 results